Exhibit 10.5

Final Form

DPM HOLDCO, LLC

ASSIGNMENT AND ALLOCATION AGREEMENT

This Assignment and Allocation Agreement (this “Agreement”) is made and entered into as of June 6, 2022 (the “Effective Date”) by and between KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC, Rock Ridge Royalty Company LLC, Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP (collectively, the “Sponsors”), DPM HoldCo, LLC, a Delaware limited liability company (“DPM”), Sitio Royalties Corp., a Delaware corporation (the “Corporation”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“OpCo”), and [__] (“you”).

WHEREAS, the Sponsors hold all of the issued and outstanding equity interests of DPM;

WHEREAS, DPM entered into that certain Agreement and Plan of Merger, by and among the Corporation, OpCo, Ferrari Merger Sub A LLC, a Delaware limited liability company, and DPM, dated as of January 11, 2022 (the “Merger Agreement”);

WHEREAS, in recognition of your service to DPM, and in order to induce you to continue to serve as an executive officer of the Company (as defined below) and materially contribute to the success of the Company, each Sponsor desires to assign, transfer and convey its right to receive a portion of its Merger Consideration (as defined in the Merger Agreement) set forth opposite such Sponsor’s name on Exhibit A attached hereto to you; and

WHEREAS, for the avoidance of doubt, this assignment, transfer and conveyance is made by the Sponsors and therefore is not governed by the Sitio Royalties Corp. Long Term Incentive Plan or by any other equity compensation plan of the Company or the Corporation.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Cause” means (A) your material breach of this Agreement or of any other written agreement between you and the Company or any of its affiliates, including your breach of any material representation, warranty or covenant made under any such agreement; (B) your material breach of any policy or code of conduct established by the Company or any of its affiliates and applicable to you; (C) your violation of any law applicable to the workplace (including any law regarding anti-harassment, anti-discrimination, or anti-retaliation); (D) your fraud, theft, dishonesty, gross negligence, willful misconduct, embezzlement, or breach of fiduciary duty related to the Company or any of its affiliates or the performance of your duties hereunder; (E) the conviction or indictment of you for, or plea of guilty or nolo contendere by you to, any felony (or state law equivalent) or any crime involving moral turpitude; or (F) your willful failure or refusal, other than due to Disability, to perform your obligations to the Company or any of its affiliates or to follow any lawful directive from the Company or any of its affiliates, as determined by the board of directors, members or General Partner, as applicable, of the Company (the “Board”); provided, however, that if your actions or omissions as set forth in this definition are of such a nature that the Board determines that they are curable by you, such actions or omissions must remain uncured thirty (30) days after the Board first provided you written notice of the obligation to cure such actions or omissions.

“Class C Shares” means the shares of Class C common stock, par value $0.0001 per share, of the Corporation.

“Closing” shall have the meaning assigned to such term in the Merger Agreement.

“Company” means DPM; provided, that upon the consummation of the Closing, it shall mean the Corporation with respect to any Class C Shares and OpCo with respect to any OpCo Units, as applicable.

“Disability” means a determination by the Company that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“DPM Ownership Ratio” means, (i) with respect to KMF DPM HoldCo, LLC, 52.43625%, (ii) with respect to Chambers DPM HoldCo, LLC, 6.81375%, (iii) with respect to Rock Ridge Royalty Company LLC, 19.75000%, (iv) with respect to Source Energy Leasehold, LP, 11.98247%, and (v) with respect to Permian Mineral Acquisitions, LP, 9.01753%.

“Good Reason” means (A) a material diminution in your base salary; (B) a material diminution in your authority, duties and responsibilities, taken as a whole; or (C) a material breach by the Sponsors or the Company of any of their respective obligations under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, any assertion by you of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (1) the condition described in clause (A), (B), or (C) above giving rise to your termination of employment must have arisen without your consent; (2) you must provide written notice to the Board of the existence of such condition(s) within thirty (30) days after the initial occurrence of such condition(s); (3) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Board’s receipt of such written notice; and (4) the date of your termination of employment must occur within sixty (60) days after the initial occurrence of the condition(s) specified in such notice.

“OpCo Units” means the common units of OpCo.

2. Assignment. Subject to the conditions set forth below, each Sponsor hereby assigns, transfers and conveys to you the portion of such Sponsor’s right, title and interest in and to the Merger Consideration set opposite such Sponsor’s name on Exhibit A attached hereto and you hereby accept and assume each Sponsor’s right, title and interest in and to such Merger Consideration, in each case subject to certain restrictions thereon (the “Restricted Securities”), and under the terms and conditions set forth herein. The Corporation hereby consents to and waives its rights under the Merger Agreement and any related ancillary documents relating to the transactions contemplated by this Agreement (including Section 2.7 of the Director Designation Agreement (as defined in the Merger Agreement)).

Vesting Schedule:	Except as otherwise expressly set forth herein, the restrictions on one-fourth (1/4) of the number of Restricted Securities assigned hereunder (rounded down to the nearest whole share or unit, if necessary) shall lapse, and such Restricted Securities will become transferable and nonforfeitable, on each of the first four (4) anniversaries of the Effective Date so long as you remain continuously employed by the Company or an affiliate, as applicable, from the Effective Date through each such vesting date.

Resignation for Good Reason following a Change in Control	Notwithstanding anything contained herein to the contrary, upon the termination of your employment with the Company or an affiliate by you for Good Reason that occurs following a Change in Control (as defined in the Sitio Royalties Corp. Long Term Incentive Plan, as amended from time to time), the restrictions on all of the Restricted Securities assigned pursuant to this Agreement will expire and the Restricted Securities will become transferable and nonforfeitable on the date of your termination of employment for Good Reason.

Termination of Employment without Cause	Notwithstanding anything contained herein to the contrary, upon the termination of your employment with the Company or an affiliate by the Company or such affiliate without Cause, the restrictions on all of the Restricted Securities assigned pursuant to this Agreement will expire and the Restricted Securities will become transferable and nonforfeitable on the date of your termination of employment without Cause.

Death; Disability	Notwithstanding anything contained herein to the contrary, upon the termination of your employment with the Company or an affiliate due to your death or Disability, the restrictions on all of the Restricted Securities assigned pursuant to this Agreement will expire and the Restricted Securities will become transferable and nonforfeitable on the date of your termination due to death or Disability.

3. Escrow of Restricted Securities. The Restricted Securities shall be evidenced in the manner deemed appropriate by the Company, as applicable. You may be issued a certificate or certificates representing the Restricted Securities that you shall retain until the restrictions on such Restricted Securities expire as contemplated in Sections 2 and 6 of this Agreement or the Restricted Securities are forfeited as described in Sections 5 and 7 of this Agreement. If the Restricted Securities are evidenced by a certificate or certificates, you shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Sponsors or the Company, as applicable. The Company shall hold the Restricted Securities and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Securities are delivered to you, (b) the Restricted Securities are otherwise transferred to you free of restrictions, or (c) the Restricted Securities are canceled and forfeited pursuant to this Agreement.

4. Ownership of Restricted Securities. You will be entitled to all the rights of absolute ownership of the Restricted Securities, including the right to vote those Restricted Securities and, with respect to the Restricted Securities that are OpCo Units, receive all distributions paid with respect to such Restricted Securities, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that each distribution payment will be made no later than the 30th day following the date such distribution is made to OpCo unitholders generally. For the avoidance of doubt, you will receive any distributions paid with respect to such OpCo Units, including prior to the date on which the restrictions on the Restricted Securities expire as contemplated in Sections 2 and 6 of this Agreement; provided, however, that distributions paid with respect to forfeited Restricted Securities shall be paid to the Sponsors (or their transferees) in accordance with their ownership of such forfeited Restricted Securities following issuance to the Sponsors in accordance with their respective DPM Ownership Ratios.

5. Restrictions; Forfeiture. The Restricted Securities are restricted in that they may not be sold, transferred, or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Sections 2 and 6 of this Agreement. The Restricted Securities are also restricted in the sense that they may be forfeited. You hereby agree that if the Restricted Securities are forfeited, as provided in Section 7, the Company shall, or shall cause the applicable transfer agent to, issue to the Sponsors pro rata in accordance with their respective DPM Ownership Ratios a number of OpCo Units and Class C Shares equal to the number of Restricted Securities forfeited; provided, that each Sponsor may elect, in its sole discretion, to waive its right to receive such OpCo Units and Class C Shares, in which case such OpCo Units and Class C Shares shall be forfeited to the Company.

6. Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Restricted Securities assigned pursuant to this Agreement will expire and the Restricted Securities will become transferable and nonforfeitable as set forth in Section 2 of this Agreement, provided that you remain in the employ of, or a service provider to, the Company or any of its affiliates until the applicable dates set forth therein.

7. Forfeiture. Except as otherwise provided in Section 2, if your employment or service relationship with the Company or its affiliate is terminated for any reason, then those Restricted Securities for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Securities shall be forfeited for no consideration. The Restricted Securities for which the restrictions have lapsed as of the date of such termination shall not be forfeited.

8. Leave of Absence. With respect to this Agreement, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Securities during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Company Action. Upon the expiration of the restrictions on the Restricted Securities as contemplated in Section 6 of this Agreement, the Restricted Securities will become transferable and nonforfeitable and the Company shall take all necessary action to reflect this (including causing the removal of any restrictive legend), subject to receipt by the Company of any required tax withholding pursuant to Section 10. The value of such Restricted Securities shall not bear any interest owing to the passage of time.

10. Payment of Taxes. To the extent that the receipt, vesting or settlement of the Restricted Securities results in compensation income or wages to you for federal, state, local and/or foreign tax purposes, you shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the Restricted Securities, which arrangements include the delivery of cash or cash equivalents, Class C Shares and/or OpCo Units (including previously owned Class C Shares and/or OpCo Units, net settlement, net early settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Class C Shares and/or OpCo Units otherwise issuable or delivered pursuant to the Restricted Securities), other property, or any other legal consideration the Board deems appropriate. If such tax obligations are satisfied through net settlement, net early settlement or the surrender of previously owned Class C Shares and/or OpCo Units, the maximum number of Class C Shares and/or OpCo Units that may be so withheld (or surrendered) shall be the number of Class C Shares and/or OpCo Units that have an aggregate Fair Market Value (as defined below) on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Sponsors or the Company with respect to the Restricted Securities, as determined by the Board. You acknowledge that there may be adverse tax consequences upon the receipt, vesting or settlement of the Restricted Securities or disposition of the underlying shares and/or units and that you have been advised, and hereby are advised, to consult a tax advisor. You represent that you are in no manner relying on the Board, the Sponsors, DPM, the Corporation or OpCo or any of their respective affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

11. Acknowledgement. You acknowledge and agree that (a) you are not relying upon any determination by the Sponsors, DPM, the Corporation or OpCo, their respective affiliates, or any of their respective employees, directors, officers, attorneys, or agents (collectively, the “Company Parties”) of the Fair Market Value (as defined below) of the Class C Shares and OpCo Units on the Effective Date, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding, and vesting of the Restricted Securities, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs, and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Securities. For purposes of this Agreement, “Fair Market Value” means, as of any specified date, the amount determined by the Board in its discretion in such manner as it deems appropriate, taking into consideration all factors the Board deems appropriate including without limitation.

12. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Class C Shares and/or OpCo Units (including the Restricted Securities) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Class C Shares and/or OpCo Units (or any security into which such securities may be exchanged) may then be listed. No Class C Shares and/or OpCo Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Class C Shares and/or OpCo Units (or any security into which such securities may be exchanged) may then be listed. In addition, Class C Shares and OpCo Units will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares and units subject to this Agreement will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to undertake (or cause to be undertaken) the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make Class C Shares and/or OpCo Units available for issuance.

13. Legends. The Company or OpCo, as applicable, shall place, or cause to be placed, legends referencing the restrictions imposed on the Restricted Securities pursuant to this Agreement on all certificates (or book-entry notations) representing Restricted Securities issued with respect to this Agreement.

14. No Right to Continued Employment. Nothing in this Agreement confers upon you the right to remain employed by the Company or any of its affiliates, or interfere in any way with the rights of the Company or such affiliate to terminate your employment relationship at any time.

15. Furnish Information. You agree to furnish to the Sponsors or the Company, as applicable, all information requested by the Sponsors or the Company to enable it to comply with any reporting or other requirements imposed upon the Sponsors or the Company by or under any applicable statute or regulation.

16. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

17. No Liability for Good Faith Determinations. None of the Sponsors, DPM, the Corporation or OpCo or the members of the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Securities assigned hereunder.

18. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Class C Shares and/or OpCo Units or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee, or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

19. No Guarantee of Interests. None of the Sponsors, DPM, the Corporation or OpCo or the members of the Board guarantee the Class C Shares or OpCo Units of the Company from loss or depreciation.

20. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

21. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

22. Information Confidential. As partial consideration for the assignment of the Restricted Securities hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors.

23. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees, and distributees, and upon the Sponsors, DPM, the Corporation and OpCo, and their respective successors, and assigns.

24. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. ALL QUESTIONS ARISING WITH RESPECT TO THE PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED BY APPLICATION OF THE LAWS OF DELAWARE, WITHOUT GIVING ANY EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT DELAWARE STATE LAW IS

PREEMPTED BY FEDERAL LAW. THE OBLIGATION OF THE COMPANY TO SELL AND DELIVER CLASS C SHARES AND/OR OPCO UNITS HEREUNDER IS SUBJECT TO APPLICABLE LAWS AND TO THE APPROVAL OF ANY GOVERNMENTAL AUTHORITY REQUIRED IN CONNECTION WITH THE AUTHORIZATION, ISSUANCE, SALE, OR DELIVERY OF SUCH CLASS C SHARES AND/OR OPCO UNITS.

27. Termination. This Agreement shall automatically terminate upon the termination of the Merger Agreement.

28. Authority of the Board; Amendment. This Agreement and the Restricted Securities assigned hereunder shall be administered by the Board. The Board shall have the authority, in its sole and absolute discretion, to (a) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Agreement; (b) accelerate the time of vesting of the Restricted Securities; (c) construe this Agreement and the Restricted Securities; (d) make determinations of the Fair Market Value of Class C Shares and OpCo Units subject to this Agreement; (e) delegate its duties under this Agreement to such agents as it may appoint from time to time; (f) terminate, modify, or amend this Agreement, provided that, no amendment or termination may decrease your rights inherent in this Agreement prior to such amendment without your express written permission except to the extent such amendment is necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any change thereto; and (g) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Agreement, including the delegation of those ministerial acts and responsibilities as appropriate. The Board may correct any defect, supply any omission, or reconcile any inconsistency in this Agreement in the manner and to the extent it deems necessary or desirable to carry the Agreement into effect, and the Board shall be the sole and final judge of that necessity or desirability. The determinations of the Board on the matters referred to in this Section 28 shall be final and conclusive.

KMF DPM HOLDCO, LLC

By:
Name:
Title:

CHAMBERS DPM HOLDCO, LLC

By:
Name:
Title:

ROCK RIDGE ROYALTY COMPANY LLC

By:
Name:
Title:

SOURCE ENERGY LEASEHOLD, LP

By: Source Energy Operating, LP, its general partner

By: Source Energy Manager, LLC, its sole member

By:
Name:
Title:

PERMIAN MINERAL ACQUISITIONS, LP

By: Permian Mineral Acquisitions GP, LLC, its general partner

By:
Name:
Title:

SIGNATURE PAGE TO

ASSIGNMENT AND AWARD AGREEMENT

DPM HOLDCO, LLC

By:

Name:
Title:

SITIO ROYALTIES CORP.

By:

Name:
Title:

SITIO ROYALTIES OPERATING PARTNERSHIP, LP

By: Sitio Royalties GP, LLC, its general partner

By:

Name:
Title:

SIGNATURE PAGE TO

ASSIGNMENT AND AWARD AGREEMENT

ACCEPTED AND AGREED:

[insert name of Grantee]

Date:

SIGNATURE PAGE TO

ASSIGNMENT AND AWARD AGREEMENT

Exhibit A

Sponsor	Merger Consideration
KMF DPM HoldCo, LLC
Chambers DPM HoldCo, LLC
Rock Ridge Royalty Company LLC
Source Energy Leasehold, LP
Permian Mineral Acquisitions, LP